UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2010

HMS Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-50194	11-3656261
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

401 Park Avenue South, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 725-7965

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On August 31, 2010, HMS Business Services, Inc. ("HMS Business Services"), a wholly-owned subsidiary of HMS Holdings Corp. (the "Registrant"), acquired Chapman Kelly, Inc. for $13.0 million (the "Acquisition"). The closing the Acquisition took place concurrently with the execution of the Agreement. As part of the Agreement, the Registrant guaranteed HMS Business Services’ performance of its payment and indemnification obligations under the Agreement.

Chapman Kelly, which is based in the Louisville, Kentucky area, provides dependent eligibility audits to large, self-insured employers, as well as plan and claims audits to both employers and managed care organizations.

A copy of the press release announcing the acquisition of Chapman Kelly is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Holdings Corp.

September 7, 2010	By:	/s/ Walter D. Hosp

Name: Walter D. Hosp
Title: SVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 7, 2010